Exhibit 99.1

RE: NN, Inc. 207 Mockingbird Lane 3rd Floor Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT ABERNATHY MACGREGOR
Robbie Atkinson	Caitlin Petrakis
VP, Strategy & Investor Relations	(General info)
(423) 434-8301	212-371-5999

FOR IMMEDIATE RELEASE

May 3, 2017

NN, INC. REPORTS FIRST QUARTER 2017 RESULTS

Johnson City, Tenn., May 3, 2017 – NN, Inc., (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the first quarter ended March 31, 2017.

GAAP Results

Net sales for the first quarter of 2017 increased $14.1 million, or 7%, to $226.3 million, compared to $212.2 million for the first quarter of 2016. Organic growth in our medical, aerospace and CAFE end markets accounted for the increase.

On a GAAP basis, income from operations for the first quarter of 2017 was $22.2 million, compared to $11.9 million for the same period in 2016. Net income on a GAAP basis for first quarter of 2017 was $7.4 million, or $0.27 per diluted share. This compares to a net loss of $1.3 million, or ($0.05) per diluted share in the first quarter of 2016.

On a GAAP basis, income from operations for first quarter 2017 in the Autocam Precision Components Group was $10.6 million compared to $6.5 million for the same period in 2016.

On a GAAP basis, income from operations for first quarter 2017 in the Precision Bearing Components Group was $8.4 million compared to $6.3 million for the same period in 2016.

On a GAAP basis, income from operations for first quarter 2017 in the Precision Engineered Products Group was $10.9 million compared to $5.4 million for the same period in 2016.

Adjusted Results

Adjusted income from operations for the first quarter of 2017 was $28.9 million, an increase of 20%, compared to $24.0 million for the same period in 2016. Adjusted net income was $12.9 million, or $0.47 per diluted share, compared to $7.1 million, or $0.27 per diluted share for the same period in 2016.

Richard Holder, President and Chief Executive Officer, commented, “We are pleased with our first quarter performance. Sales grew organically in all three groups for the second consecutive quarter, driven largely by new programs in our medical and aerospace end markets. Additionally, we saw our industrial markets continue to normalize. Finally, we continue to see improvements in our operating performance year over year driven by the NN Operating System.”

Business Group Results

Autocam Precision Components

Net sales for the first quarter of 2017 were $86.5 million, compared to $84.0 million in the first quarter of 2016, an increase of 3% or $2.5 million. Growth related to our CAFE automotive business accounted for the increase. Adjusted income from operations for the quarter increased $1.8 million to $11.5 million, compared to $9.7 million in the first quarter of 2016.

Mr. Holder commented, “The APC Group continues to perform well. Our CAFE technology platform continues to drive growth and margins continue to expand as we reap the benefits of the NN Operating System.”

Precision Bearing Components

Net sales for the first quarter of 2017 were $68.8 million, compared to $64.7 million in the first quarter of 2016, an increase of $4.1 million or 6%. Adjusted income from operations for the first quarter was $8.6 million, compared to $7.1 million in the first quarter of 2016.

Mr. Holder commented, “This marks the second consecutive quarter of organic growth in our PBC business. Additionally, the margin improvement driven by the NN Operating System continues to meet our expectations.”

Precision Engineered Products

Net sales for the first quarter of 2017 were $71.1 million, compared to $63.5 million in the first quarter of 2016, an increase of $7.6 million, or 12%. Volume increases related to our medical and aerospace end markets were the primary drivers. Adjusted income from operations for the quarter was $16.0 million, compared to $13.2 million in 2016.

Mr. Holder commented, “We continue to be pleased with the operating improvements that we are driving through our PEP business. Additionally, the investments we made in the sales force during 2016 are starting to pay dividends as we continue to win new business.”

Mr. Holder concluded, “During the first quarter, we saw continued growth from our three businesses, margins expanded and we were able to execute on a key strategic initiative by refinancing our Senior Notes following the quarter end. I am very proud of our first quarter performance, as we continue to execute on our strategic plan.”

The full set of financial guidance for the second quarter and full year 2017 can be found in our supplemental presentation posted in the Investor Relations section of our website at www.nninc.com.

NN will discuss its results during its quarterly investor conference call tomorrow morning starting at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN’s website, www.nninc.com. The conference call can also be accessed by dialing 1-800-279-9534 or 1-719-325-2142 Conference ID: 4725872. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call for 90 days.

NN discloses in this press release the non-GAAP financial measures of adjusted income from operations, adjusted net income and adjusted diluted earnings per share. Each of adjusted income from operations and adjusted net income provide supplementary information about the impacts of acquisition related expenses, foreign-exchange and other non-operating impacts on our business.

The financial tables found later in this press release include a reconciliation of adjusted income from operations, adjusted net income and adjusted diluted earnings per share to the U.S. GAAP financial measures of income from operations, net income and diluted earnings per share.

NN, Inc., a diversified industrial company combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 40 manufacturing plants in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding completed acquisitions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

Financial Tables Follow

NN, Inc.

Condensed Consolidated Statements of Net Income and Comprehensive Income (Loss)

(Unaudited)

	Three Months ended
	March 31,
(in thousands, except per share data)	2017	2016
Net sales	$226,314	$212,226
Cost of products sold (exclusive of depreciation and amortization shown separately below)	166,954	159,754
Selling, general and administrative	21,494	20,712
Depreciation and amortization	15,568	17,348
Restructuring and integration	140	2,538

Income from operations	22,158	11,874
Interest expense	14,956	16,422
Derivative losses on change in interest rate swap fair value	(88)	—
Other (income) expense, net	(724)	(1,129)

Income (loss) before provision (benefit) for income taxes and share of net income from joint venture	8,014	(3,419)
Provision (benefit) expense for income taxes	2,300	(720)
Share of net income from joint venture	1,693	1,400

Net income (loss)	$7,407	$(1,299)

Basic income per share:
Net income (loss)	$0.27	$(0.05)

Weighted average shares outstanding	27,303	26,869

Diluted income per share:
Net income (loss)	$0.27	$(0.05)

Weighted average shares outstanding	27,634	26,869

Cash dividends per common share	$0.07	$0.07

NN, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)	March 31, 2017	December 31, 2016
Cash	$19,583	$14,405
Current maturities of long-term debt	10,753	12,751
Current portion of obligation under capital lease	3,664	3,762
Long-term debt, net of current portion	799,450	785,713
Obligation under capital lease, net of current portion	5,063	5,851

NN, Inc.

	Three Months Ended
NN, Inc. Consolidated	March 31,
	2017	2016
GAAP Income from Operations	$22,158	$11,874
Restructuring & impairment charges	240	2,963
Acquisition & integration expenses	573	3,263
Amortization of intangibles	5,891	5,926

Non-GAAP Adjusted Income from Operations(a)	$28,862	$24,026

Non-GAAP Adjusted Operating Margin	12.8%	11.3%
GAAP Sales	226,314	212,226

Autocam Precision Components	2017	2016
GAAP Income from Operations	$10,601	$6,527
Restructuring & impairment charges	11	2,274
Acquisition & integration expenses	—
Amortization of intangibles	873	885

Non-GAAP Adjusted Income from Operations(a)	$11,485	$9,686

China JV Contribution	1,693	1,400
Adjusted Income from Operations	13,178	11,086
Non-GAAP Adjusted Operating Margin	15.2%	13.2%
GAAP Sales	86,446	83,990

Precision Bearing Components	2017	2016
GAAP Income from Operations	$8,402	$6,326
Restructuring & impairment charges	129	689
Acquisition & integration expenses	—
Amortization of intangibles	52	58

Non-GAAP Adjusted Income from Operations(a)	$8,583	$7,073

Non-GAAP Adjusted Operating Margin	12.5%	10.9%
GAAP Sales	68,759	64,745

Precision Engineered Products	2017	2016
GAAP Income from Operations	$10,914	$5,421
Restructuring & impairment charges	100
Acquisition & integration expenses	—	2,777
Amortization of intangibles	4,966	4,983

Non-GAAP Adjusted Income from Operations(a)	$15,980	$13,181

Non-GAAP Adjusted Operating Margin	22.5%	20.8%
GAAP Sales	71,109	63,491

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended
GAAP Net Income to Adjusted Net Income:	March 31,
	2017	2016
GAAP Net Income	$7,407	$(1,299)
Pre-tax acquisition and integration costs	573	3,245
Pre-tax foreign exchange loss on inter-company loans	(447)	(876)
Pre-tax reorganization and impairment charges	240	2,945
Pre-tax write-off unamortized debt issuance costs	—	—
Pre-tax write-off interest rate swap	—	—
Pre-tax amortization of intangibles & deferred financing costs	7,262	6,952
Tax effect of all adjustment reflected above(c)	(2,166)	(3,842)

Non-GAAP Adjusted Net Income(b)	$12,869	$7,126

Diluted Earnings per Share:	2017	2016
GAAP Net Income	$0.27	$(0.05)
Pre-tax acquisition and integration costs	0.02	0.12
Pre-tax foreign exchange loss on inter-company loans	(0.02)	(0.03)
Pre-tax reorganization and impairment charges	0.01	0.11
Pre-tax write-off unamortized debt issuance costs	—	—
Pre-tax write-off interest rate swap	—	—
Pre-tax amortization of intangibles & deferred financing costs	0.26	0.26
Tax effect of all adjustment reflected above(c)	(0.08)	(0.14)

Non-GAAP Adjusted Net Income(b)	$0.47	$0.27

Diluted Shares Outstanding	27,634	26,869

The Company discloses in this presentation the non-GAAP financial measures of adjusted income from operations, adjusted net income and adjusted diluted earnings per share. Each of these non-GAAP financial measures provide supplementary information about the impacts of acquisition and integration related expenses, foreign-exchange impacts on inter-company loans reorganizational and impairment charges. Over the past three years, we have completed six acquisitions, two of which were transformative for the Company. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges such as, the write-off of our interest rate swap, are excluded as the charges on not indicative of our ongoing operating cost. We believe the presentation of adjusted income from operations, adjusted net income and adjusted diluted earnings per share provide useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods

The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to actual net income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.

(a) Non-GAAP Adjusted income from operations, represents GAAP income from operations, adjusted to exclude the effects of restructuring and non-cash impairment charges (related to plant closures and other charges incurred to implement our strategic goals, that do not necessarily represent a major strategic shift in operations), one-time charges related to acquisition and integration costs, intangible amortization costs for fair value step-up in values related to acquisitions, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income from operations, is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income from operations.

(b) Non-GAAP adjusted net income and adjusted diluted earnings per share, represents GAAP net income, adjusted to exclude the tax-affected effects of restructuring and impairment charges (related to plant closures and other charges incurred to implement our strategic goals, that do not necessarily represent a major strategic shift in operations), one-time charges related to acquisition and integration costs, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, and foreign exchange gain (loss) on inter-company loans. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted net income and Non-GAAP adjusted diluted earnings per share, is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP net income.

(c) This line item reflects the aggregate tax effect of all nontax adjustments reflected in the table above. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying NN, Inc’s. overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.